Exhibit 10.7

GLOBAL HYATT CORPORATION

Special Restricted Stock Unit Award Agreement

Participant:

The following sets forth the terms of your Global Hyatt Corporation Special Restricted Stock Unit (“RSU”) Award.

RSU AWARD:

RSUs Granted:

VESTING SCHEDULE:

Grant Date:	, 2008

Vesting Schedule:	Subject to acceleration in certain circumstances, the RSUs vest and become payable on the following vesting dates:

	•	10% of the RSUs on April 1, 2009

	•	25% of the RSUs on April 1, 2010

	•	25% of the RSUs on April 1, 2011

	•	40% of the RSUs on April 1, 2012

The Restricted Stock Unit Award that is described and made pursuant to this Special Restricted Stock Unit Award Agreement (as amended from time to time, this “Award Agreement”) is issued under the Amended and Restated Global Hyatt Corporation Long-Term Incentive Plan (as amended from time to time, “Plan”). By your signature on this Award Agreement:

•	you consent to be bound by all of the terms and conditions of this Award Agreement and the Plan;

•

without any further action on your part, you agree to be deemed a party to, a signatory of and bound by the Amended and Restated Global Hyatt Corporation Incentive Award Stockholders’ Agreement dated as of March 11, 2008 (as amended from time to time, the “Stockholders’ Agreement”), and any shares of common stock of Global Hyatt Corporation issued upon settlement of the RSU shall be subject to the rights and restrictions contained therein; and

•	you acknowledge that you have received, read and understood the Plan, this Award Agreement and the Stockholders’ Agreement, and are familiar with the terms and provisions of each.

The following terms and conditions apply to the RSUs granted pursuant to this Award Agreement.

Company; Defined Terms:	Except as the context may otherwise require, references to the “Company” shall be deemed to include its subsidiaries and affiliates.

To the extent not defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

Type of Award:	Restricted Stock Units, or “RSUs”.

An RSU entitles the Participant to receive an equal number of shares of Common Stock at settlement, as described below.

Vesting:	The RSUs vest according to the schedule set forth above. RSUs will vest on such dates only if the Participant remains in continuous Service (as defined below) with the Company from the Grant Date through such vesting date. “Service” for purposes of this Award Agreement shall mean employment as an Employee, or service to the Company as a Director or Consultant.

Except as provided below, all unvested RSUs will be forfeited upon Termination of Service. Once vested RSUs will become payable and settled by delivery of shares of Common Stock, as provided below.

Vesting of the RSUs will accelerate in the following circumstances:

•

In the event of Termination of Service due to death or disability (as determined by the Administrator based on eligibility for benefits under the Company’s long-term disability program), all RSUs will vest in full.

•

In the event the Participant’s Service is terminated by the Company other than for “detrimental conduct” (as defined in Exhibit A attached hereto and made a part hereof), Participant will, for vesting purposes only, be treated as if he were employed until the April 1 next following such Termination of Service.

•	In the event of a Change in Control vesting of the RSUs will accelerate to the extent provided in Section 12.2(d) of the Plan.

As described below, vested and unvested RSUs are subject to cancellation and forfeiture in the event the Participant engages in certain detrimental conduct.

Settlement and Payment of RSUs:	Once vested, RSUs shall be settled and shares of Common Stock delivered immediately following the Delivery Date. For purposes hereof, the “Delivery Date” shall be the earliest of:

(a)	May 1, 2012;

(b)	Termination of Service; provided such Termination of Service is a separation from service (within meaning of Section 409A of the Code); or

(c)	a Change in Control.

Settlement will be accomplished through the issuance of shares of Common Stock to the Participant equal to the number of RSUs to be settled and paid. The Administrator may direct that the settlement shall be made in cash. The issuance of shares or payment of cash will be subject to tax withholding, as provided below.

Dividend Equivalent Rights:	To the extent that dividends are paid on Common Stock, Participant shall be entitled to receive with respect to the RSUs, dividend equivalent amounts equal to the regular cash dividend payable to holders of Common Stock (to the extent regular quarterly cash dividends are paid) as if Participant were an actual shareholder with respect to the number of shares of Common Stock equal to his outstanding RSUs (the “Dividend Equivalents”). Participant’s rights to Dividend Equivalents shall cease upon forfeiture or payment of the RSUs. The aggregate amount of such Dividend Equivalents shall be held by the Company, without interest thereon, and paid to Participant as soon as practicable after the RSUs to which such Dividend Equivalents relate vest. Any Dividend Equivalents held by the Company on RSUs which do not vest, shall be forfeited and retained by the Company. Dividends Equivalents paid on vested RSUs shall be paid at the same time as the dividends paid to the holders of Common Stock.

Restrictions on Shares; Stockholder’s Agreement; Lock-Up:	Prior to an IPO, shares of Common Stock issued upon settlement of RSUs will not be registered under any federal or state securities laws and will not be readily transferable. As provided in the Plan and this Award Agreement, upon the Participant’s execution and delivery of the Award Agreement and as a condition of receipt of shares of Common Stock upon settlement of RSUs, the Participant will be deemed to be a party to, a signatory of, and bound by the Stockholders’ Agreement, which contains an acknowledgement of such restrictions and other terms and conditions attached to share ownership.

Without limiting any of the rights of the Company or the Administrator hereunder or under the Plan, upon receipt of shares of Common Stock, the Participant shall be deemed to have agreed that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant will (a) not sell, make any short sale of, loan, grant any option for the purchase of, otherwise dispose of, hedge or transfer any of the economic interest in (or agree or commit to do any of the foregoing) any shares of Common Stock received upon settlement of the RSUs or any other securities of Global Hyatt Corporation

(other than those included in the registration, if any) held by the Participant without the prior written consent of the Company or such underwriters, as the case may be, for up to fourteen (14) days prior to, and, in the case of the Company’s IPO of equity securities, during the one hundred eighty (180) day period (or such longer period as may be required by the Administrator upon the advice of the managing underwriter(s)) following, the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, and (b) enter into and be bound by such form of agreement with respect to the foregoing as the Company or such managing underwriter may reasonably request. In the case of a registered public offering of the Company’s equity securities following the Company’s IPO, the lock-up period described in clause (a) above shall be ninety (90) days (or such longer period as may be required by the Administrator).

Call Right:	Following the termination of the Participant’s Service, the Company shall have the right to call any such shares in full or in part on the terms set forth in the Stockholder’s Agreement. Payment for any shares of Common Stock called by the Company shall be made on the terms set forth in the Stockholders’ Agreement.

Tax Withholding:	Unless paid in cash by the Participant at the time of settlement, the Company will deduct or withhold from shares issuable upon settlement of the RSU a number of shares of Common Stock having a value (based on the then applicable Share Value) equal to the amount sufficient to satisfy the minimum statutory Federal, state and local tax (including the FICA and Medicare tax obligation) withholdings required by law. Any cash payment in settlement of an RSU will be reduced by applicable tax withholdings.

The Participant is encouraged to consult with a tax advisor regarding the tax consequences of participation in the Plan.

Transferability of RSUs:	RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, provided that in the event of the Participant’s death, shares deliverable or amounts payable with respect to the RSUs shall be delivered or paid, as applicable, to the Participant’s designated beneficiary. The Administrator will advise Participants with respect to the procedures for naming and changing designated beneficiaries.

Effect of Detrimental Conduct:	The right to RSUs and to receive shares thereunder shall be subject to the Effect of Detrimental Conduct on Awards attached hereto as Exhibit A, which shall be deemed a part of this Award Agreement.

Nonsolicitation & Noncompetition Covenants:	Participant acknowledges and agrees that the nature of his employment with the Company will give and has given him access to trade secrets, confidential information, and specialized training and expertise in the specific businesses in which the Company competes and that the use of any of this information or expertise on behalf of a competitor of the Company would constitute unfair competition. Therefore, by acceptance of this Special Restricted Stock Unit Agreement the Participant hereby agrees to the following covenants (the “Covenants”):

(a)	While employed by the Company, and for a period of two years beginning on the Participant’s Termination of Service, regardless of the reason for such termination, the Participant will not, directly or indirectly, induce, solicit, or attempt to persuade any employee of the Company to terminate his or her employment with the Company or to work elsewhere with the Participant or any other business, person or activity; and

(b)	While employed by the Company, and for a period of one year beginning on the Participant’s Termination of Service, regardless of the reason for such termination, the Participant will not (i) work directly or indirectly (as an employee, consultant, advisor, owner or otherwise) (A) in any business or activity which competes anywhere in the Company’s worldwide marketplace with any product or service of the Company, including any product or service that the Company was actively researching, developing, marketing, distributing, or otherwise commercially exploiting or preparing to exploit as of the Participant’s Termination of Service or (B) for or on behalf of any other person or entity on any activity that relates to any transaction or interaction between that person or entity and the Company or (ii) encourage, solicit, or attempt to induce (or assist others to encourage, solicit, or attempt to induce) any customer of the Company to reduce, restrict, terminate, or modify in a manner adverse to the Company, its business relationship with the Company or to shift its business from the Company to any other supplier of competing goods or services.

The Participant acknowledges that the Company will have no adequate remedy at law and will be irreparably harmed if the Executive breaches or threatens to breach the Covenants and, therefore, agrees that the Company shall be entitled to injunctive relief to prevent any breach or threatened breach of the Covenants and that the Company shall be entitled to specific performance of the Covenants in addition to any other legal or equitable remedy it may have in each case without the posting of any bond.

In the event of a material breach of the Covenants, the Participant shall forfeit all vested and unvested RSUs and any other vested or unvested Awards made under the Plan.

Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity that it may have or any other rights that it may have under any other agreement.

Severability:	Participant acknowledges that he has carefully read all of the terms of this Agreement, that he has been advised by the Company to seek legal advice to assist him in this and agrees that all of such terms are necessary for the reasonable and proper protection of the Company’s business, that the Company has been induced to grant the RSUs under this Agreement based upon the Participant’s representations, warranties and covenants that he will abide by and be bound by the Covenants, and that each such Covenant reasonable in its scope and duration. If for any reason any portion of Covenants shall be held by a court of competent jurisdiction to be invalid or unenforceable, the parties agree that the remaining portions of the Covenants shall remain in full force and effect and that such court, upon the request of the Company, may construe and/or modify such invalid or unenforceable portion in a valid and enforceable manner that most closely reflects the effect and intent of the original language.

Signature page follows

If a fully-executed copy of this Special Restricted Stock Unit Award Agreement and attached Spousal Consent/Acknowledgement are not returned to the Company by 5:00 pm (Central Time) on                     , 2008 the grant of RSUs hereunder shall be null and void.

Global Hyatt Corporation	Participant:

By:
Its:	Date:

SPOUSAL CONSENT/ACKNOWLEDGEMENT

To be signed by Participant and, if married, by Participant’s Spouse:

I, the undersigned spouse (“Spouse”) of the undersigned Participant, hereby acknowledge that I have received, read and understand the Plan, this Award Agreement and the Stockholders’ Agreement, and am familiar with the terms and provisions of each. I am aware that such documents impose certain restrictions on the RSUs granted to my spouse and on any shares which may be issued upon settlement of the RSUs. I agree that my spouse’s interest in the RSUs and in any such shares shall be irrevocably bound by the Plan, the Award Agreement and the Stockholders’ Agreement and further that my community property interest (if any) shall be similarly bound by such agreements.

The undersigned Spouse irrevocably constitutes and appoints my spouse, the undersigned Participant, as my true and lawful attorney and proxy in my name, place and stead to sign, make, execute, acknowledge, deliver, file and record all documents which may be required, and to manage, vote, act and make all decisions with respect to any and all of the RSUs and shares of Global Hyatt Corporation in which I now have or hereafter acquire any interest in (including but not limited to the right, without my further signature, consent or knowledge, to exercise any rights under or to agree to any amendments or modifications of any of the above-referenced documents), with all powers I would possess if personally present, it being expressly understood and intended by me that the foregoing power of attorney and proxy is coupled with an interest; and this power of attorney is a durable power of attorney and will not be affected by my disability, incapacity or death or dissolution of marriage and this proxy will not terminate without the consent of the Participant and Global Hyatt Corporation.

Global Hyatt Corporation is a third party beneficiary of this Spousal Consent/Acknowledgement and shall have the right to enforce this Spousal Consent/Acknowledgement as if it were a signatory and party hereto.

Signature of Participant’s Spouse:

Print Name:

Signature of Participant:

(Initial here: and sign if unmarried.)

Print Name:

EXHIBIT A

GLOBAL HYATT CORPORATION

AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

Effect of Detrimental Conduct on Awards

Awards granted to the Participant under the Amended and Restated Global Hyatt Corporation Long-Term Incentive Plan (as amended from time to time, the “Plan”) shall be subject to the following provisions relating to the effect of the Participant’s detrimental conduct on his or her awards under the Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Plan.

Effect of Detrimental Conduct. In the event the Participant engages in “detrimental conduct” (as defined below), the Participant shall forfeit all unvested and/or vested awards which have not been exercised or otherwise settled under the Plan and all such awards shall be null and void as of the date such detrimental conduct first occurs.

Definition of Detrimental Conduct. The Participant will be deemed to have engaged in detrimental conduct if in the reasonable, good faith determination of the Administrator, the Participant has engaged in conduct constituting (1) a felony; (2) gross negligence or willful misconduct in the performance of Participant’s duties and responsibilities to the Company; (3) willful violation of a material Company policy, including, without limitation, any policy relating to confidentiality, honesty, integrity and/or workplace behavior, which violation has resulted or may reasonably be expected to result in harm to the Company, its stockholders, directors, officers, employees or customers; (4) improper internal or external disclosure or use of confidential information or material concerning the Company or any of its stockholders, directors, officers, or employees which use or disclosure has resulted or may reasonably be expected to result in harm to the Company; (5) publicly disparaging the Company or any of its stockholders, directors, officers or employees; and/or (6) willful violation of the Stockholders’ Agreement or other material agreements with the Company entered into by the Participant in connection with or pursuant to the Plan.

Determination of Detrimental Conduct. Upon a reasonable, good faith determination that detrimental conduct has occurred, the Administrator shall give the Participant written notice, which shall specify the conduct and the date of the conduct. Any dispute concerning the matters set forth in the notice shall be decided under the procedures in the Plan.